                                 SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                -----------------

                                February 05, 2004
                Date of Report (Date of Earliest Event Reported)

                              WCI COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                        1-9186                59-2857021
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
Incorporation or Organization)                               Identification No.)

       24301 Walden Center Drive                                34134
     Bonita Springs, Florida 34134                            (Zip Code)
(Address of Principal Executive Office)


                                 (239) 947-2600
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     At the meeting of the Board of Directors on February 5, 2004, Thomas F. McWilliams was elected a Director of the company to fill a vacancy. Mr. McWilliams is a Class I Director with a term expiring in 2006. Mr. McWilliams previously served as a Director of WCI from March 1999 until July 2002 as the designee of Citicorp Venture Capital, Ltd. ("CVC"). He resigned after a determination that WCI shares held by CVC would be aggregated under Rule 144 of the Securities Act of 1933, as amended, with WCI shares held by Alfred Hoffman, Jr. and Don E. Ackerman, the CEO and Chairman of WCI, respectively.

     Mr. McWilliams joined CVC in March 1983. He has been a member of CVC's investment committee since 1984 and is currently a director of the following companies: Merchants Metals Holding Co.; Polar Corporation; Royster-Clark Group; Strategic Industries; and Euramax International.

     Mr. McWilliams received his undergraduate degree from Brown University and an M.B.A. from the Wharton School of Finance and Commerce, University of Pennsylvania.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WCI COMMUNITIES, INC.


                                        By:   /s/ Vivien N. Hastings
                                              ----------------------
                                        Name:  Vivien N. Hastings
                                        Title: Senior Vice President & Secretary

Date:  February 25, 2004